EXHIBIT 10.24

                              CONSULTING AGREEMENT

         Consulting Agreement ("Agreement") made this 8th day of September 2006 by Linkwell Corporation., organized and existing under the laws of Florida State ("LWLL", "Linkwell" or "Company") and ZHIYAN SHI ("SHI" or the "Consultant").

                              W I T N E S S E T H:

A. Linkwell Corp desires to engage the services of Consultant as its representative in China for business development and mergers & acquisition. Linkwell will look to the Consultant for advice as it relates to general business affairs, business development, and merger & acquisition opportunities.

Shi desires to provide her services to Linkwell as an independent contractor.

B. NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the parties hereto agree as follows:

   1. CONSULTING SERVICES.

      a. Upon the terms and subject to the conditions contained in this Agreement, Consultant hereby agrees that he shall, during the term of this Agreement, will undertake the performance of services as outlined in this Agreement.

      b. Upon the terms and subject to the conditions contained in this Agreement, Consultant hereby agrees that he shall, during the term of this Agreement, will support the Company in the following areas:

         i.  General business consulting
         ii. Identification and evaluation of potential mergers and acquisitions iii.Assist in the creation of marketing plans
         iv. Screening candidates for merger and acquisition
         v.  Due diligence on any candidate for merger and acquisition
         vi. M&A strategy planning and analysis

   2. TERM. The Agreement shall be for a term of Thirty six (36) months from the date hereof. This Agreement may be extended for an additional twelve (12) months upon the mutual agreement of both Linkwell and the Consultant.

   3. COMPENSATION. Linkwell shall pay the following compensation to Shi in consideration for the services to be rendered hereunder:

      a. Linkwell shall issue Shi 500,000 shares of Linkwell common stock $.0005 par value (the "Shares"), in consideration for the agreement to provide services to be performed hereunder.

   4. BREACH OF CONTRACT. The sole remedy of this contract in respect of any material breach of this Agreement by Consultant shall be to terminate this Agreement upon the giving of thirty (30) days' prior written notice, but no such termination shall effect the fees payable pursuant to paragraph 3 hereof.

   5. TERMINATION. Either party may terminate this Agreement upon the giving of thirty (30) days' prior written notice, but no such termination shall affect the fees payable pursuant to Paragraphs 3 hereof.

                                                 Initial: ________     _________

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   6. ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

   7. WAIVERS AND AMENDMENTS. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity.

   8. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Florida applicable to agreements made and to be performed entirely within such State.

   9. SEVERABILITY OF PROVISIONS. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

   10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

   11. NATURAL DISASTER. In the event that any obligation of either party is prevented or delayed by circumstances of natural disaster, such party will be excused from any failure to perform any such obligation under this Agreement to the extent that such failure is caused by any such circumstances.

   12. NOTICES. All notices to be given hereunder shall be in writing, with fax notices being an acceptable substitute for mail and/or and delivery to:

Consultant:                             Company:

Zhiyan Shi                              Mr. Xue Lian Bian
                                        Chief Executive Officer
                                        Linkwell Corporation
                                        No. 476 Hutai Branch Road
                                        Baoshan District
                                        Shanghai, China  200436
                                        (86) 21-56689332


                                                 Initial: ________     _________

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

LINKWELL CORPORATION                    CONSULTANT


/s/ Xue Lian Bian                       /s/ Zhiyan Shi
--------------------                    --------------------
[Sign name]                             [Sign name]



Xue Lian Bian                           Zhiyan Shi
--------------------                    --------------------
[Print name]                            [Print name]


CEO                                     9/8/06
--------------------                    --------------------
[Title]                                 [Date]


9/8/06
--------------------
[Date]


                                                 Initial: ________     _________

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